SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)           April 17, 2002

BANCORP CONNECTICUT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	34-0-25158	06-1394443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Main Street, Southington, Connecticut	06489

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code           (860) 628-0351

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events

          On April 17, 2002, the share-buyback program adopted by the Registrant on April 18, 2001 terminated in accordance with its terms. Pursuant to that program, the Registrant purchased 185,350 shares of its outstanding shares of common stock, or 3.6% of its outstanding shares as of April 18, 2001, the date of the program adoption, and April 17, 2002, the date of its termination. The weighted average price per share purchased pursuant to the program was $18.95 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bancorp Connecticut, Inc.
(Registrant)

Date: April 17, 2002	/s/ Phillip J. Mucha
Phillip J. Mucha
Chief Financial Officer And Treasurer/Secretary
(Principal Accounting Officer)